UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Post-Effective Amendment Number 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Expert Systems, Inc.
(Name of small business issuer in its charter)

Nevada		20-0375035
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6900 E. Princess Drive, #2176
Scottsdale, AZ 85054
(480) 659-8036
(Address and telephone number of principal executive offices)
6900 E. Princess Drive, #2176
Scottsdale, AZ 85054
(480) 659-8036
(Address of principal place of business or intended principal place of business)
Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702)248-1027
(Name, address and telephone number of agent for service)
Copies to:
Harold P. Gewerter, Esq.
5440 West Sahara Avenue, Suite 202
Las Vegas, NV 89146

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement filed by Expert Systems, Inc. and deemed effective by the Securities Exchange Commission (the "SEC") as of February 1, 2004, offered a minimum of 400,000 and a maximum of 2,000,000 shares of the Company's $0.001 par value common stock at a price of $0.05 per share pursuant to a self-underwritten offering.  A total of 500,000 shares were sold by the Company to twenty investors in conjunction with the registered offering for an aggregate of $25,000.00.

This Post-Effective Amendment No. 2 is filed to deregister 1,500,000 shares representing the unsold portion of the stock to be offered by the Company.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Fountain Hills, State of Arizona on February 23, 2005.

Expert Systems, Inc.
(Registrant)

By: /s/ Brandon Winton, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Brandon Winton	President, CEO and Director	February 23, 2005
Brandon Winton

/s/ William Brent Griffin	Chief Financial Officer	February 23, 2005
William Brent Griffin	and Director

/s/ William Brent Griffin	Chief Accounting Officer	February 23, 2005
William Brent Griffin